Exhibit 10.3



                     MORRISON PETROLEUMS LTD.


                        U.S.  $75,000,000


               6.76% SENIOR NOTES DUE JULY 19, 2005



                          NOTE AGREEMENT



                    Dated as of July 19, 1995

                        TABLE OF CONTENTS

                     (Not Part of Agreement)

                                                             Page

1.  AUTHORIZATION OF ISSUE OF NOTES                             1

2.  PURCHASE AND SALE OF NOTES                                  1

3.  CONDITIONS PRECEDENT                                        2
     3A.  Certain Documents                                     2
     3B.  Opinion of Purchasers' Special Counsel                3
     3C.  Representations and Warranties; No Default            3
     3D.  Purchase Permitted By Applicable Laws                 3
     3E.  Proceedings                                           4
     3F.  Sale of Notes to Other Purchasers                     4
     3G.  Special Counsel Fees                                  4
     3H.  Private Placement Number                              4
     3I.  Existing Bank Security Discharges                     4

4.  PREPAYMENTS                                                 4
     4A.  Required Prepayments                                  4
     4B.  Optional Prepayment                                   5
     4C.  Notice of Optional Prepayment                         5
     4D.  Payments Pro Rata                                     6
     4E.  Retirement of Notes                                   6

5.  AFFIRMATIVE COVENANTS                                       6
     5A.  Financial Statements                                  6
     5B.  Information Required by Rule 144A                     8
     5C.  Inspection of Property                                8
     5D.  Covenant to Secure Notes Equally                      9
     5E.  Reserve Reports                                       9
     5F.  Maintain Corporate Existence                          9
     5G.  Comply With Laws                                      9
     5H.  Pay Taxes                                             9
     5I.  Filings                                               9
     5J.  Defend Title                                         10
     5K.  Environmental Permits                                10
     5L.  Copies of Environmental Reports                      10
     5M.  Continuous Environmental Risk Management             10
     5N.  Environmental Audit                                  10
     5O.  Proceeds                                             11
     5P.  Insurance                                            11
     5Q.  Pari Passu                                           11

6.  NEGATIVE COVENANTS                                         11
     6A.  Consolidated Net Worth                               11
     6B.  Liens                                                11
     6C.  Funded Debt                                          12
     6D.  Restricted Subsidiary Funded Debt                    12
     6E.  Sale-Leasebacks                                      13
     6F.  Merger                                               13
     6G.  Change of Business                                   14

7.  EVENTS OF DEFAULT                                          14
     7A.  Acceleration                                         14
     7B.  Rescission of Acceleration                           18
     7C.  Notice of Acceleration or Rescission                 18
     7D.  Other Remedies                                       18

8.  REPRESENTATIONS, COVENANTS AND WARRANTIES                  19
     8A.  Organization                                         19
     8B.  Financial Statements                                 19
     8C.  Actions Pending                                      19
     8D.  Outstanding Indebtedness                             20
     8E.  Title to Properties                                  20
     8F.  Taxes                                                20
     8G.  Conflicting Agreements and Other Matters             20
     8H.  Offering of Notes                                    21
     8I.  Use of Proceeds                                      21
     8J.  Governmental Consent                                 21
     8K.  Environmental Compliance                             22
     8L.  Disclosure                                           22
     8M.  Pari Passu                                           22
     8N.  ERISA                                                22
     8O.  List of Plans                                        22
     8P.  Foreign Assets Control Regulations, etc.             23
     8Q.  Investment Company Act and Public Utility Holding
          Company Status                                       23

9.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH
     PURCHASER                                                 23
     9A. Representations and Warranties of Each Purchaser 23 9B. Representations, Acknowledgements and Covenants of
          Each Purchaser                                       25

10.  DEFINITIONS                                               26
     10A. Yield-Maintenance Terms                              26
     10B. Other Terms                                          28
     10C. Accounting Principles, Terms and Determinations      36
     10D. Changes in GAAP                                      36

11.  MISCELLANEOUS                                             37
     11A. Note Payments                                        37
     11B. Expenses                                             37
     11C. Consent to Amendments                                38
     11D. Form, Registration, Transfer and Exchange of Notes;
          Lost Notes                                           38
     11E. Persons Deemed Owners; Participations                39
     11F. Survival of Representations and Warranties; Entire
          Agreement                                            39
     11G. Successors and Assigns                               40
     11H. Disclosure to Other Persons; Confidentiality         40
     11I. Notices                                              40
     11J. Payments Due on Non-Business Days                    41
     11K. Satisfaction Requirement                             41
     11L. Governing Law and Submission to Jurisdiction         41
     11M. Amendments                                           41
     11N. Severability                                         41
     11O. Descriptive Headings                                 42
     11P. Payment Free from Equities                           42
     11Q. Note Repayment Net of Withholding Imposts            42
     11R. Interest                                             43
     11S. Counterparts                                         44
     11T. Severalty of Obligations                             44
     11U. Judgment Currency                                    44
     11V. Currency; Time; "Including"; Interest Equivalency;
          Currency Conversion                                  45
     11W. Further Assurances                                   46


PURCHASER SCHEDULE

SCHEDULE A     --   FORM OF NOTE
SCHEDULE B-1   --   FORM OF OPINION OF CORPORATION'S COUNSEL
SCHEDULE B-2   --   FORM OF OPINION OF SPECIAL COUNSEL TO THE
                    PURCHASERS
SCHEDULE C     --   EXISTING LIENS, AGREEMENTS RESTRICTING
                    INDEBTEDNESS, AND OUTSTANDING INDEBTEDNESS
SCHEDULE D     --   SUBSIDIARIES AND RESTRICTED SUBSIDIARIES
SCHEDULE E     --   FORM OF NOTICE OF DESIGNATION OF RESTRICTED
                    SUBSIDIARY

                     MORRISON PETROLEUMS LTD.
                   3000, 400 - 3rd Avenue S.W.
                         Calgary, Alberta
                             T2P 4H2


                                        As of July 19, 1995



To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto

   Re:  Issue and Sale of U.S. $75,000,000  6.76% Senior Notes

Ladies and Gentlemen:

          The undersigned, Morrison Petroleums Ltd. (the "Corporation"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (the "Purchasers") as follows:


          PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF NOTES.

1.        Authorization of Issue of Notes.

          The Corporation will authorize the issue of its senior promissory notes in the aggregate principal amount of U.S. $75,000,000, to be dated the date of issue thereof, to mature July 19, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.76% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Schedule A. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 10.


            PARAGRAPH 2.  PURCHASE AND SALE OF NOTES.

2.        Purchase and Sale of Notes.

          The Corporation hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Corporation the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Corporation will deliver to each Purchaser, at the offices of Macleod Dixon at 3700, 400 - 3rd Avenue, S.W., Calgary, Alberta, T2P 4H2, one or more Notes registered in such Purchaser's name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit through the account of Skadden, Arps, Slate, Meagher & Flom, Account no. 0391190261, at Chase Manhattan Bank NA, 200
East 57th Street, New York, New York, ABA #021000021 with instructions to pay Royal Bank of Canada, 339 - 8th Avenue S.W., Calgary, Alberta, Transit #003-00009, for credit to Morrison Petroleums Ltd. account #400-688-8 on the date of closing, which shall be July 19, 1995 or any other date on or before July 31, 1995 upon which the Corporation and the Purchasers may mutually agree (the "Closing" or the "Date of Closing").

          If at the Closing the Corporation shall fail to tender such Notes to each Purchaser as provided above in this paragraph 2, or any of the conditions specified in paragraph 3 shall not have been fulfilled to each Purchaser's satisfaction, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights each Purchaser may have by reason of such failure or such nonfulfillment.


               PARAGRAPH 3.  CONDITIONS PRECEDENT.

3.        Conditions of Closing.

          Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

     3A. Certain Documents. Each Purchaser shall have received the following, each dated the Date of Closing:

          (i)  The Notes to be purchased by such Purchaser.

          (ii) A certified copy of the resolutions of the Board of Directors of the Corporation approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) A certified copy of the articles and by-laws of the Corporation.

          (iv) A certificate of the Secretary or an Assistant Secretary of the Corporation certifying the names and true signatures of the officers of the Corporation authorized to sign this Agreement and the Notes and the other documents to be delivered by it hereunder.

          (v) Certificates of status for the Corporation issued by corporate registries for each jurisdiction in which the Corporation owns material property or carries on a material business.

          (vi) An Officer's Certificate of the Corporation confirming that the existing Liens publicly registered against the Corporation and each Restricted Subsidiary, including any referred to in Part B of Schedule C, would be, if created immediately after the execution and delivery of this Agreement, permitted hereunder, and that the litigation to which the Corporation and the Restricted Subsidiaries are presently subject individually or in the aggregate is not reasonably expected to have a Material Adverse Effect.

          (vii) A favourable opinion of McCarthy Tetrault, counsel to the Corporation, substantially in the form of Schedule B-1 and as to such other matters as the Purchasers may reasonably request.

          (viii) A favourable opinion of Skadden, Arps, Slate, Meagher and Flom, United States counsel to the Corporation, to the effect that it is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by this Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended, and that the extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the United States Federal Reserve System.

          (ix) A certified copy of the register of Notes maintained by the Corporation pursuant to paragraph 11D.

     3B. Opinion of Purchasers' Special Counsel. Each Purchaser shall have received from Macleod Dixon, special counsel for the Purchasers in connection with this transaction, a favourable opinion substantially in the form of Schedule B-2 and as to such matters incident to the matters herein contemplated as the Purchasers may reasonably request.

     3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the Date of Closing; there shall exist on the Date of Closing no Event of Default or Default; and the Corporation shall have delivered to such Purchaser an Officer's Certificate, dated the Date of Closing, to both such effects.

     3D. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Corporation) shall not violate any Applicable Law
(including section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the United States Federal Reserve System) and shall not subject such Purchaser to any tax, penalty or liability under or pursuant to any Applicable Law and such Purchaser shall have received such certificates or other evidence with respect to factual matters as it may request to establish compliance with this condition.

     3E. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     3F. Sale of Notes to Other Purchasers. The Corporation shall sell to the other Purchasers, and the other Purchasers shall purchase, the Notes to be purchased by them at the Closing.

     3G. Special Counsel Fees. Without limiting paragraph 11B, the Corporation shall have paid for credit on account of the fees of special counsel for the Purchasers the amount stipulated in a letter of Macleod Dixon delivered to the Corporation one day prior to Closing.

     3H. Private Placement Number. A private placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     3I. Existing Bank Security Discharges. Canadian Imperial Bank of Commerce shall have discharged, or provided an unconditional undertaking to discharge, all security held by it over the properties and assets of the Corporation.


                    PARAGRAPH 4.  PREPAYMENTS.

4.        Prepayments.

          The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

     4A. Required Prepayments. Until the Notes shall be paid in full, the Corporation shall apply to the prepayment of the Notes, without premium, the following amounts on the following dates:

   Prepayment Date                       Amount of Required Prepayment

    July 19, 2001                             U.S. $15,000,000
    July 19, 2002                             U.S. $15,000,000
    July 19, 2003                             U.S. $15,000,000
    July 19, 2004                             U.S. $15,000,000

and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining outstanding principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes, being July 19, 2005.

     4B.  Optional Prepayment

          (a) With Yield-Maintenance Amount. Prior to July 19, 2004, the Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of U.S. $1,000,000), at the option of the Corporation, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

          (b) Without Yield-Maintenance Amount in Final Year. On and after July 19, 2004, the Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of U.S. $1,000,000), at the option of the Corporation, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date.

          (c) Application of Payments. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C.  Notice of Optional Prepayment.

          (a) The Corporation shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B or paragraph 11Q not less than 15 nor more than 30 Business Days prior to the prepayment date, specifying such prepayment date (which shall be a Business Day) and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B(a) or (b), or paragraph 11Q, as applicable. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

          (b) The Corporation shall, at least two Business Days prior to the prepayment date, give the holder of each Note facsimile notice (followed by overnight written notice) setting forth the estimated Yield-Maintenance Amount (for the purposes only of such estimate, the yields referred to in the definition of "Reinvestment Yield" shall be those reported three Business Days preceding the Settlement Date instead of the yields on the Business Day next preceding the Settlement Date) payable on such prepayment date together with its calculations thereof in reasonable detail, and further setting forth the accrued interest payable on such prepayment date.

          (c) The Corporation shall, on the day prior to the prepayment date, give notice by facsimile followed by overnight written notice of the actual Yield-Maintenance Amount (together with its calculations thereof in reasonable detail), principal and interest that the Corporation will be paying on the prepayment date to each holder of a Note.

     4D. Payments Pro Rata. Upon any prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

     4E. Retirement of Notes. The Corporation shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.


               PARAGRAPH 5.  AFFIRMATIVE COVENANTS.

5.        Affirmative Covenants.

          So long as any Note shall remain unpaid, the Corporation covenants that:

     5A. Financial Statements. The Corporation will deliver to the holder of each Note in duplicate (unless, in respect of any holder, such holder designates a fewer number of copies in the Purchaser Schedule attached hereto):

          (i) quarterly statements: as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidated statement of earnings and retained earnings and a consolidated statement of changes in financial position of the Corporation and its Subsidiaries (and of the Corporation and its Restricted Subsidiaries on a consolidated basis) for such quarterly period, and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Corporation and its Subsidiaries
     (and of the Corporation and its Restricted Subsidiaries on a consolidated basis) as at the end of such quarterly period, setting forth, in the case of the consolidated statements of earnings and retained earnings and of changes in financial position, in comparative form figures for the corresponding quarter and period in the preceding fiscal year and, in the case of the consolidated balance sheets, in comparative form figures for the most recent fiscal year end, all certified by an authorized financial officer of the Corporation, subject to changes resulting from normal year-end adjustments;

          (ii) annual statements: as soon as practicable and in any event within 120 days after the end of each fiscal year, a consolidated statement of earnings and retained earnings and a consolidated statement of changes in financial position of the Corporation and its Subsidiaries (and of the Corporation and its Restricted Subsidiaries on a consolidated basis) for such year, and a consolidated balance sheet of the Corporation and its Subsidiaries (and of the Corporation and its Restricted Subsidiaries on a consolidated basis) as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, and, as to the consolidated statements, reported on by independent public accountants of recognized national or international standing in Canada or the United States selected by the Corporation whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holders;

          (iii) reports to shareholders: promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public shareholders and copies of all prospectuses filed with Canadian or United States securities regulatory authorities, registration statements (without exhibits) and all reports (other than engineering reports) which it files with any Canadian or United States securities regulatory authorities;

          (iv) notice requirements: as soon as practicable and in any event within 5 days after any Responsible Officer of the Corporation obtaining knowledge:

               (a)  of the existence of an Event of Default or Default,

               (b) of any condition or event which, in the opinion of management of the Corporation, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect,

               (c) that any Person has given any notice to the Corporation or any of its Restricted Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph 7A(iii), or

               (d) that any holder of a Note has given notice to the Corporation of the existence or alleged existence of an Event of Default or Default,

     an Officer's Certificate specifying the nature and period of existence of any such default, condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, and further specifying what action the Corporation is taking or proposes to take with respect thereto; and

          (v) other information: with reasonable promptness, such other information respecting the condition, properties or operations, financial or otherwise, of the Corporation or any of its Restricted Subsidiaries as such holder may reasonably request.

     Together with each delivery of financial statements required by clauses
(i) and (ii) above, the Corporation will deliver to all holders of Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Corporation and its Restricted Subsidiaries with the provisions of paragraphs 6A, 6B(ix), 6C, 6D and 6E (for these purposes, documentation showing the computation of Consolidated Net Worth, Consolidated Funded Debt, Total Capitalization, Attributable Debt, Priority Debt, and Non-Recourse Debt of the Corporation and the Restricted Subsidiaries shall be delivered) and identifying the Subsidiaries and Restricted Subsidiaries, identifying any Sale-Leaseback proceeds not reinvested as contemplated in paragraph 6E(b), and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Corporation proposes to take with respect thereto.

     If the Corporation has Subsidiaries that are not Restricted Subsidiaries during any relevant fiscal quarter or year, and the Corporation has delivered consolidated statements in respect of the Corporation and its Subsidiaries in accordance with paragraphs 5A(i) or (ii) for such fiscal quarter or year, as applicable, then notwithstanding such paragraphs the Corporation shall not be required to deliver additional separate statements in respect of such fiscal quarter or year if at the end thereof: (A) no Subsidiary has total assets (as included on the consolidated balance sheet of the Corporation) in excess of $2,000,000, and (B) the total assets of all Subsidiaries (as included on the consolidated balance sheet of the Corporation) does not exceed $20,000,000. Notwithstanding the foregoing, and for certainty, Subsidiaries that are not Restricted Subsidiaries shall not be included for the purposes of any financial covenants herein, and the documentation referred to in the previous paragraph shall reflect the non-inclusion of such Subsidiaries in accordance with such financial covenants. Further, if the Corporation is relying on this paragraph to relieve it from its obligation to deliver separate statements, the Officer's Certificate referred to in the previous paragraph shall show the total assets of each Subsidiary and the aggregate total assets of all Subsidiaries.

     Together with each delivery of financial statements required by clause
(ii) above, the Corporation will deliver to each holder of a Note a certificate of such accountants stating that, during the course of the audit necessary for their report on such financial statements (without any special procedures being implemented for this purpose), they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof.

     5B. Information Required by Rule 144A. The Corporation will, upon the request of the holder of any Note, and at the expense of the Corporation, provide to such holder, and to any qualified institutional buyer designated by such holder, the financial and other information described in paragraph (d)(4) of Rule 144A under the Securities Act required in order to permit reliance upon Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Corporation is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C. Inspection of Property. The Corporation will permit any Person designated by any holder of a Note in writing, at such holder's expense, to visit and inspect any of the properties of the Corporation and its Restricted Subsidiaries, to examine the corporate books, financial records and engineering and property records and reports of the Corporation and its Restricted Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Corporation and its Restricted Subsidiaries and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request, provided that the foregoing shall be at the Corporation's expense, and shall be reimbursable by the Corporation on demand by such holder, if such visitation, inspection or examination is conducted at a time when a Default or Event of Default has occurred and is continuing.

     5D. Covenant to Secure Notes Equally. The Corporation will, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens expressly permitted by paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

     5E. Reserve Reports. Upon request by a holder of a Note, the Corporation will deliver to such holder a summary of a Reserve Report prepared as at a date not earlier than the Corporation's most recent fiscal year end, such summary to be provided within 120 days of such fiscal year end, or if requested after such 120 days, within 10 days of request.

     5F. Maintain Corporate Existence. The Corporation will, except as permitted in paragraph 6F, and except where failure to do so individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, maintain and preserve its and each of the Restricted Subsidiary's corporate existence and organization in good standing in each jurisdiction in which it carries on business or owns assets, make all corporate and other filings and registrations necessary or advisable in connection therewith, obtain and maintain all licenses, permits, franchises, consents and other authorizations of any Governmental/Judicial Body necessary to its ownership of property and to the conduct of its business in each such jurisdiction.

     5G. Comply With Laws. The Corporation will, and will cause each of its Restricted Subsidiaries to, comply with Applicable Laws, including Applicable Environmental Laws, where failure to do so individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     5H. Pay Taxes. The Corporation will, and will cause each of its Restricted Subsidiaries to, duly file on a timely basis all tax returns required to be filed by it, and duly and punctually pay all business, goods and services, income, capital and/or profits taxes and other governmental charges levied or assessed against it or its property save and except when and so long as the validity of any such tax is being contested by it in good faith by appropriate proceedings diligently conducted (which contest effectively postpones realization or enforcement of any Liens held by the taxing authority), in which event it shall make on its books provision adequate therefor to the extent the same is required in accordance with GAAP.

     5I. Filings. The Corporation will, and will cause each of its Restricted Subsidiaries to, comply with all requirements which may exist under applicable securities legislation to file reports concerning the issuance of the Notes pursuant to filing, registration or prospectus exemptions under such legislation within the required time after such issuance.

     5J. Defend Title. The Corporation will, and will cause each of its Restricted Subsidiaries to, defend its title to its property against every Person whomever claiming or attempting to claim the same, or asserting any interest adverse to its interest therein, other than Permitted Title Defects.

     5K. Environmental Permits. The Corporation will, and will cause each of its Restricted Subsidiaries to, obtain and maintain all permits, licenses, consents and other authorizations which are required under Applicable Environmental Laws regarding its property, the absence of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and comply in all respects with the terms and conditions of all such permits, licenses, consents and authorizations, and comply in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws, or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, where failure to do so individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     5L. Copies of Environmental Reports. The Corporation will, promptly upon receipt thereof, furnish to each holder of a Note a copy of any environmental site assessment or audit report required to be submitted by it or any Restricted Subsidiary to any Governmental/Judicial Body where the Corporation estimates that the Corporation's share of the cost of any clean-up or remedial action associated therewith will exceed $3,000,000, and in such event it shall conduct such clean-up or remedial action within such time as may be prescribed by such Governmental/Judicial Body.

     5M. Continuous Environmental Risk Management. The Corporation will maintain, in respect of itself and each of its Restricted Subsidiaries, and in accordance with the practices and standards of companies of established reputation carrying on the same business, a prudent periodic program for environmental risk management.

     5N. Environmental Audit. (i) The Corporation shall, promptly upon acquiring knowledge thereof, provide the holder of each Note with written notice of the discovery of any contaminant or of any spill, discharge, deposit, escape or release of a contaminant into the environment from or upon the land or property of the Corporation or a Restricted Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) within 120 days after the end of each fiscal year of the Corporation, the Corporation shall provide a report to the holders in form and substance satisfactory to the holders, acting reasonably, describing the Corporation's environmental policies and the implementation of such policies and other significant environmental activities of the Corporation and its Restricted Subsidiaries during the previous fiscal year; (iii) the Corporation shall, upon the request of the Required Holders (acting reasonably), make available for discussion with the holders at all reasonable times the senior officers of the Corporation and any Restricted Subsidiary primarily responsible for the environmental activities and affairs of the Corporation and its Restricted Subsidiaries.

     5O. Proceeds. The Corporation will use the proceeds from the issuance and sale of the Notes to pay down its existing revolving credit facilities, and for its general corporate purposes.

     5P. Insurance. The Corporation will maintain business and property insurance in connection with its and its Restricted Subsidiaries' assets and business, and liability insurance with respect to claims for personal injury, death or property damage in relation to the operation of its businesses, all with responsible and reputable insurance companies in such amounts and with such deductibles as are customary in the case of businesses of established reputation engaged in the same or similar businesses.

     5Q.  Pari Passu.    The Corporation will ensure that all payment
obligations hereunder and under the Notes rank at least pari passu in priority of payment with its other most senior unsubordinated Indebtedness, including its bank Indebtedness.


                PARAGRAPH 6.  NEGATIVE COVENANTS.

6.        Negative Covenants.

          So long as any Note shall remain unpaid, the Corporation covenants that:

     6A. Consolidated Net Worth. The Corporation will not permit Consolidated Net Worth at any time to be less than $240,000,000.

     6B. Liens. The Corporation will not, and will not permit any Restricted Subsidiary to, create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with paragraph 5D), except:

          (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings promptly initiated and diligently conducted (so long as such contest effectively postpones realization or enforcement of any such Liens) and for which reserves or other appropriate provision, if any, as may be required by GAAP shall have been made therefor,

          (ii) Permitted Encumbrances,

          (iii) Liens existing on the date hereof as described in Part A of Schedule C,

          (iv) Liens existing on property of a corporation or any other entity at the time it is being acquired by the Corporation or a Restricted Subsidiary if, concurrently with such acquisition, such corporation or other entity becomes a Restricted Subsidiary, provided that such Liens are not created in contemplation of such acquisition,

          (v) Liens existing on property at the time of its acquisition by the Corporation or a Restricted Subsidiary, provided that such Liens are not created in contemplation of such acquisition,

          (vi) Liens created by a Restricted Subsidiary in favour of the Corporation or another Restricted Subsidiary,

          (vii)     Liens relating wholly to Non-Recourse Debt,

          (viii) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of equipment, land, buildings or other assets acquired by the Corporation or a Restricted Subsidiary, provided that (A) any such Lien shall be confined solely to the item or items of equipment, land, buildings or other assets so acquired, (B) the principal amount of Indebtedness secured by any such Lien shall at the time of creation not exceed the lesser of (y) the purchase price payable by the Corporation or such Restricted Subsidiary for the property so acquired, and (z) the fair market value thereof, and (C) any such Lien shall be created within 6 months after such acquisition, and

          (ix) other Liens (including Liens in respect of Production Payment Transactions and Sale Leasebacks, but excluding general Liens such as floating charges or security interests on all personal property) on property of the Corporation or its Restricted Subsidiaries, provided that
     (A) after giving effect thereto Priority Debt does not exceed 15% of Total Capitalization, (B) if an Event of Default or Default hereunder, or a default or event of default under the Corporation's bank loan agreements, has occurred and is continuing, such Liens are not created to secure existing Indebtedness, and (C) any Liens on the property of a Person existing at the time it becomes a Restricted Subsidiary, or Liens assumed in connection with any acquisition of property, shall be deemed to be created at that time.

     6C. Funded Debt. The Corporation will not, and will not permit its Restricted Subsidiaries to, create, issue, assume, Guarantee or otherwise become liable in respect of, any Funded Debt if after giving effect thereto Consolidated Funded Debt exceeds 55% of Total Capitalization. For these purposes Funded Debt of a Person existing at the time it becomes a Restricted Subsidiary, or Indebtedness assumed in connection with any acquisition of property, shall be deemed to be incurred at that time.

     6D. Restricted Subsidiary Funded Debt. The Corporation will not permit any Restricted Subsidiary to create, incur, assume, Guarantee or otherwise become liable in respect of, any Funded Debt if after giving effect thereto Priority Debt exceeds 15% of Total Capitalization. For these purposes Funded Debt of a Person existing at the time it becomes a Restricted Subsidiary, or Indebtedness assumed in connection with any acquisition of property, shall be deemed to be incurred at that time.

     6E.  Sale-Leasebacks.    The Corporation will not, and will not permit any
Restricted Subsidiary to, enter into any Sale-Leaseback unless at least one of the following conditions is met:

     (a)  the term of the lease is three years or less, or

     (b) the proceeds thereof are either reinvested in oil and gas properties, equipment and fixed assets used in the business of the Corporation as described in paragraph 6G, or are used to repay Funded Debt of the Corporation or a Restricted Subsidiary, or a combination thereof, within a period of 360 days following receipt thereof, or

     (c) after giving effect thereto, Priority Debt does not exceed 15% of Total Capitalization.

     6F. Merger. The Corporation will not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (herein called a "Successor Corporation") whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, except that:

          (i) the Corporation may amalgamate or merge with any Restricted Subsidiary (provided that the Corporation shall be the Successor Corporation or shall form part of the Successor Corporation), and

          (ii) the Corporation may enter into such transaction with any other corporation if:

               (A) the Successor Corporation is a corporation organized and existing under the laws of Canada or a province thereof, or any state of the United States of America, with substantially all of its assets located and a majority of its business conducted within the member countries (from time to time) of the Organization for Economic Co-operation and Development,

               (B) such Successor Corporation expressly assumes, by an agreement satisfactory in substance and form to the Required Holders (which agreement may require the delivery in connection with such assumption of such opinions of counsel as the Required Holders may reasonably require), the obligations of the Corporation under this Agreement and the Notes,

               (C) immediately following such amalgamation or merger, such Successor Corporation could incur at least $1.00 of additional Funded Debt in compliance with paragraphs 6C and 6D, and at least $1.00 of Indebtedness secured by Liens in compliance with paragraph 6B (ix) and

               (D) no Default or Event of Default has occurred and is continuing or would exist if such transaction is effected.

     6G. Change of Business. The Corporation will not change in any material respect the nature of its or its Restricted Subsidiaries' business or operations from the exploration for, and development, production, transportation and marketing of, petroleum, natural gas and related products, nor will it engage directly or indirectly in any material business activity, or purchase or otherwise acquire any material property, in either case not related to the conduct of its business or operations as presently carried on.


                 PARAGRAPH 7.  EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) failure to pay principal: the Corporation defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) failure to pay interest: the Corporation defaults in the payment of any interest on any Note for more than 5 Business Days after the date due; or

          (iii) cross acceleration: the Corporation or any Restricted Subsidiary (A) defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of, premium (if any) or interest on any Indebtedness beyond any period of grace provided with respect thereto, or (B) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and the effect of such default in paragraph (A) or (B) is to cause such obligation to become due and payable (or to be repurchased by the Corporation or any Subsidiary) prior to any stated maturity, provided in either case that the aggregate amount of all obligations in respect of which such default shall occur and be continuing exceeds $10,000,000 (or its then equivalent in U.S. Dollars), and provided further that if (x) the holders of such accelerated Indebtedness rescind the acceleration which has resulted in an Event of Default under this paragraph 7A(iii) pursuant to an express right to do so contained in the governing agreement for such Indebtedness, (y) no holders of Notes have then commenced legal action in respect of their Notes, and
     (z) no other Event of Default has occurred and is continuing, then the holders of Notes shall thereupon be deemed to have waived any Default or Event of Default under this paragraph 7A(iii), and to have rescinded any acceleration that occurred by reason of this paragraph 7A(iii); or

          (iv) incorrect representations: any representation or warranty made by the Corporation herein or by or on behalf of the Corporation or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false or incorrect in any respect on the date as of which made, and the actual facts that exist and give rise to such falsity individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or could have any adverse effect on the legality, validity or enforceability of this Agreement or any Notes; or

          (v) breach of other covenant: the Corporation fails to perform or observe any other agreement, covenant, term or condition contained herein and such failure shall not be remedied within 30 days after the earlier of
     (A) a Responsible Officer obtaining actual knowledge thereof, and (B) a holder of a Note giving written notice thereof to the Corporation; or

          (vi) insolvency (voluntary proceedings): the Corporation or any Restricted Subsidiary shall:

               (a) become insolvent, or generally not pay its debts or meet its liabilities as the same become due, or admit in writing its inability to pay its debts generally, or declare any general moratorium on its indebtedness, or propose a compromise or arrangement between it and any class of its creditors,

               (b) commit an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada), or make an assignment of its property for the general benefit of its creditors under such Act, or make a proposal (or file a notice of its intention to do so) under such Act,

               (c) institute any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts under any other statute, rule or regulation relating to bankruptcy, winding-up, insolvency, reorganization, plans of arrangement, relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and any applicable Business Corporations Act or Company Act), or at common law or in equity,

               (d) apply for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property, or

               (e) threaten to do any of the foregoing, or take any action, corporate or otherwise, to approve, consent to or authorize any of the actions described in this paragraph (vi) or in paragraph (vii), or otherwise act in furtherance thereof or fail to act in defense thereof; or

          (vii) insolvency (involuntary proceedings): any petition shall be filed, application made or other proceeding instituted against or in respect of the Corporation or any Restricted Subsidiary:

               (a)  seeking to adjudicate it an insolvent,

               (b) seeking a receiving order against it under the Bankruptcy and Insolvency Act (Canada),

               (c) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts under any statute, rule or regulation relating to bankruptcy, winding-up, insolvency, reorganization, plans of arrangement, relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and any applicable Business Corporations Act or Company Act), or at common law or in equity, or

               (d) seeking the entry of an order for relief or the appointment of a receiver, interim receiver, receiver/manager, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property, and such petition, application or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days after the institution thereof, provided that if an order, decree or judgment has been granted (whether or not entered or subject to appeal) against the Corporation or any Restricted Subsidiary thereunder in the interim, such grace period shall cease to apply; or

          (viii) extra-territorial proceedings: any other event shall occur which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in paragraphs (vi) or (vii); or

          (ix) attachment or seizure (secured or unsecured): any property of the Corporation or any Restricted Subsidiary having a fair market value in excess of $10,000,000 (or its then equivalent in U.S. Dollars) in the aggregate shall be seized (including by way of execution, attachment, garnishment or distraint) or any Lien thereon shall be enforced, or such property shall become subject to any charging order or equitable execution of a Governmental/Judicial Body, or any writ of execution or distress warrant shall exist in respect of the Corporation, any Restricted Subsidiary or the property of either, or any sheriff or other Person shall become lawfully entitled to seize or distrain upon such property under the Execution Creditors Act (Alberta), Seizures Act (Alberta), the Workers' Compensation Act (Alberta), the Personal Property Security Act (Alberta) or any other Applicable Laws whereunder similar remedies are provided, and in any case such seizure, enforcement, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, shall continue in effect and not be released or discharged for more than 60 days; or

          (x) judgments: one or more judgments for the payment of money in excess of $10,000,000 (or its then equivalent in U.S. Dollars) in the aggregate shall be rendered against the Corporation or any Restricted Subsidiary and the Corporation or such Restricted Subsidiary shall not have (A) provided for its discharge in accordance with its terms within 60 days from the date of entry thereof, or (B) procured a stay of execution thereof within 60 days from the date of entry thereof and within such period, or such longer period during which execution of such judgment shall have been stayed, appealed such judgment and caused the execution thereof to be stayed during such appeal, provided that if enforcement and/or realization proceedings are lawfully commenced in respect thereof in the interim, such grace period shall cease to apply; or

          (xi) unenforceability of documents: this Agreement or any Note or any material provision of either shall at any time for any reason cease to be in full force and effect, be declared to be void or voidable or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by the Corporation, or the Corporation shall deny that it has any or any further liability or obligation thereunder or any action or proceeding shall be commenced to enjoin or restrain the performance or observance by the Corporation of the terms thereof or to question the validity or enforceability thereof, or at any time it shall be unlawful or impossible for the Corporation to perform any of its obligations thereunder;

then:

     (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, then the holder of any Note may at its option, by notice in writing to the Corporation, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield Maintenance Amount, if any, with respect to such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Corporation;

     (b) if such event is an Event of Default specified in clause (vi), (vii) or (viii) of this paragraph 7A with respect to the Corporation, then all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Corporation; and

     (c)  if such event is not an Event of Default specified in clause (vi),
          (vii) or (viii) of this paragraph 7A with respect to the Corporation, then, whether or not notice has been given pursuant to paragraph (a), the holders of not less than 25% of the outstanding principal amount of the Notes, in the case of an event specified in paragraphs (i) and (ii), and not less than 50% in any other case, may at its or their option, by notice in writing to the Corporation, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Corporation.

     7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holders may, by notice in writing to the Corporation, rescind and annul such declaration and its consequences if (i) the Corporation shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Corporation shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Corporation shall forthwith give written notice thereof to the holder of each Note.

     7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under Applicable Law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.


     PARAGRAPH 8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

8.        Representations, Covenants and Warranties.

          The Corporation represents, covenants and warrants as follows:

     8A. Organization. The Corporation is a corporation duly organized and validly existing in good standing under the laws of the Province of Alberta, and each Restricted Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Corporation is validly registered as an extra-provincial corporation under the laws of the Provinces of British Columbia and Saskatchewan, and in each other jurisdiction where failure to be so registered individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Corporation of this Agreement and the Notes are within the Corporation's corporate powers and have been duly authorized by all necessary corporate action. This Agreement and the Notes constitute legal, valid and binding obligations of the Corporation enforceable against it in accordance with their respective terms, subject only to the qualifications to enforceability contained in the opinion of the Corporation's counsel delivered pursuant to paragraph 3A(vii). All of the Subsidiaries of the Corporation and the percentage direct or indirect ownership thereof by the Corporation are listed in Schedule D.

     8B. Financial Statements. The Corporation has furnished each Purchaser with the following financial statements: (a) a consolidated balance sheet of the Corporation as at December 31 in each of the years 1992 to 1994, inclusive, and consolidated statements of earnings and retained earnings and consolidated statements of changes in financial position of the Corporation for each such year, all reported on by Coopers & Lybrand; and (b) a consolidated balance sheet of the Corporation as at March 31 in each of the years 1994 and 1995 and consolidated statements of earnings and retained earnings and consolidated statements of changes in financial position for the 3 month period ended on each such date, prepared by the Corporation. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Corporation and its Subsidiaries required to be shown in accordance with GAAP. The balance sheets present fairly the condition of the Corporation and its Subsidiaries as at the dates thereof, and the statements of earnings, retained earnings and changes in financial position present fairly the results of the operations, properties of the Corporation and its Subsidiaries and their cash flows for the periods indicated. There has been no change in the business, condition (financial or otherwise), operations, properties or business prospects of the Corporation and its Subsidiaries taken as a whole since December 31, 1994 which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its Restricted Subsidiaries, or any properties or rights of the Corporation or any of its Restricted Subsidiaries, by or before any Governmental/Judicial Body which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There is no action, suit, investigation or proceeding pending or threatened against the Corporation or any of its Subsidiaries which alleges the breach of any Applicable Environmental Laws, or could result in an order against the Corporation or any Restricted Subsidiary for the clean up of any property except as disclosed by the Corporation to each holder of a Note in writing prior to the date hereof, with reference to this paragraph. There is no action, suit, investigation or proceeding pending or threatened against the Corporation or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any Note.

     8D. Outstanding Indebtedness. Neither the Corporation nor any of its Restricted Subsidiaries has outstanding any Indebtedness except for Indebtedness that, if it were incurred immediately after the execution and delivery of this Agreement, would be permitted by paragraphs 6C and 6D of this Agreement, and all such Indebtedness is accurately described in Part C of Schedule C, together with particulars thereof. There exists no default or event of default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

     8E. Title to Properties. Except for Permitted Title Defects, the Corporation and each of its Restricted Subsidiaries have good and marketable title to its proved producing oil and gas properties and proved non-producing oil and gas properties, and good and valid title to all of its other respective material properties and assets, including the properties and assets reflected in the balance sheet as at March 31, 1995 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens that, if they were incurred immediately after the execution and delivery of this Agreement, would be permitted by paragraph 6B. All leases (including petroleum and/or natural gas leases) necessary in any material respect for the conduct of the respective businesses of the Corporation and its Restricted Subsidiaries are valid and subsisting and are in full force and effect.

     8F. Taxes. The Corporation and each of its Restricted Subsidiaries has filed all federal, provincial and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the reasonable opinion of the Corporation and in accordance with GAAP.

     8G. Conflicting Agreements and Other Matters. Neither the Corporation nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfilment of nor compliance with the terms and provisions hereof and the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Corporation or any of its Restricted Subsidiaries pursuant to, the articles or by-laws of the Corporation or any of its Restricted Subsidiaries, any Applicable Law or any agreement (including any instrument or agreement creating or evidencing Indebtedness), to which the Corporation or any of its Restricted
Subsidiaries is subject. The Corporation and each Restricted Subsidiary is in compliance with Applicable Laws where failure to do so would individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, its articles, any instrument or agreement creating or evidencing Indebtedness of the Corporation or such Subsidiary, any agreement relating thereto or any other contract or agreement which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Corporation of the type to be evidenced by the Notes except for the agreements listed in Part B of Schedule C.

     8H. Offering of Notes. Neither the Corporation nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Corporation for sale to, or solicited any offers to buy the Notes or any similar security of the Corporation from, or otherwise approached or negotiated with respect thereto with, any Person other than 60 institutional "accredited investors" (as such term is defined in paragraph 9B(2)(a) hereof), each of which has been offered the Notes at a private sale for investment, and neither the Corporation nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the registration, qualification or similar provisions of any securities or "blue sky" laws of any applicable jurisdiction or result in any contravention of the provisions of any securities law of Alberta or any other applicable jurisdiction.

     8I. Use of Proceeds. The Corporation will apply the proceeds of the sale of the Notes as set forth in paragraph 5O hereof. Neither the Corporation nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the United States Federal Reserve System ("margin stock"). None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Corporation nor any agent acting on its behalf has taken any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the United States Federal Reserve System or to violate the Exchange Act, and the Corporation covenants that it will not, and will not permit any agent acting on its behalf to, take any action which would cause this Agreement or the Notes to violate any such regulations or laws or any amendments thereto.

     8J. Governmental Consent. Neither the nature of the Corporation or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Corporation or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any Governmental/Judicial Body (other than routine notification filings and payment of applicable fees after the Date of Closing with the applicable provincial securities authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfilment of or compliance with the terms and provisions hereof or of the Notes.

     8K. Environmental Compliance. The Corporation and its Restricted Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Applicable Environmental Laws except, in any such case, where failure to comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     8L. Disclosure. Neither this Agreement, the Private Placement Memorandum, nor any other document, certificate or statement furnished to any Purchaser by the Corporation or its agents in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact or facts peculiar to the Corporation or any of its Subsidiaries (excluding conditions general to the oil and gas industry) which individually or in the aggregate materially adversely affects or could reasonably be expected to materially adversely affect the business, condition (financial or otherwise), operations, properties or business prospects of the Corporation and of its Restricted Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Corporation prior to the date hereof in connection with the transactions contemplated hereby.

     8M. Pari Passu. All payment obligations of the Corporation hereunder and under the Notes rank at least pari passu in priority of payment with its other most senior unsubordinated Indebtedness (including Indebtedness referred to in Part C of Schedule C) (it being acknowledged that certain holders of such Indebtedness may hold security therefor to the extent permitted in paragraph
6B).

     8N.  ERISA.    The execution and delivery of this Agreement and the
issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of the Employee Retirement Income Security Act (U.S.) of 1974, as amended ("ERISA") and in connection with which a tax could be imposed pursuant to section 4975(c)(1(A)-(D)) of the Internal Revenue Code (U.S.) (the "Code").

          The representation by the Corporation in this paragraph 8N is made in reliance upon and subject to (i) the accuracy of a Purchaser's representation in paragraph 9A(2) as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser, and (ii) the assumption, made solely for the purpose of making such representation, that the proposed prohibited transaction class exemption published by the United States Department of Labor in the Federal Register on August 22, 1994 (59 FR 43134, August 22, 1994) will become final in its current form.

     8O. List of Plans. The Corporation has furnished a list ("ERISA Schedule") to each Purchaser identifying (i) each ERISA Affiliate, if any, and
(ii) each "employee benefit plan" as defined in Section 3 of ERISA, and each "plan" (as defined in section 4975 (e)(1) of the Code), maintained by the Corporation or any ERISA Affiliate, if any. If the name of any employee benefit plan (as defined in Section 3 of ERISA) has been disclosed to the Corporation pursuant to paragraph 9A(2)(g), the Corporation is not a "party in interest" (as defined in Section 3 of ERISA) with respect to any such plan. For these purposes, "ERISA Affiliate" means any corporation which is a member of the same controlled group of corporations as the Corporation within the meaning of Section 414(b) of the Code, or any trade or business which is under common control with the Corporation within the meaning of Section 414(c) of the Code.

     8P. Foreign Assets Control Regulations, etc. The Corporation is not a "national" of any foreign country with which the United States maintains a commercial embargo, or an order freezing assets, pursuant to legislation, Executive orders of the President, or regulations of the Treasury Department. Neither the sale of the Notes by the Corporation nor the use of the proceeds thereof by the Corporation will violate any of such legislation, regulations or orders.

     8Q. Investment Company Act and Public Utility Holding Company Status. The Corporation is not (a) an investment company or a Person directly or indirectly controlled by or acting on behalf of an investment company, within the meaning of the United States Investment Company Act of 1940, as amended, or (b) a "holding company" or "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.


          PARAGRAPH 9.  REPRESENTATIONS, WARRANTIES AND
                   COVENANTS OF EACH PURCHASER.

     9A.  Representations and Warranties of Each Purchaser.

          Each Purchaser represents and warrants as follows:

     9A(1)     Nature of Purchase.  Each Purchaser represents (and in entering into this Agreement the Corporation understands) that each Purchaser is acquiring the Notes for its own account or for an account over which it exercises sole investment discretion, and that it is not acquiring the Notes with a view to the distribution thereof and that it has no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of its property shall at all times be and remain within its control. Each acquisition of a Note is in respect of a security which has an aggregate acquisition cost to such Purchaser or account of not less than $97,000, all within the meaning of the Securities Act (Alberta). Without limiting the foregoing, each Purchaser agrees that it will only re-offer or resell the Notes purchased by it in accordance with any applicable federal, state or provincial securities laws, as the case may be;
it understands that the Notes are not being registered under the Securities
Act and are being sold to it in transactions that are exempt from the registration requirements of the Securities Act; and it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and it (and any account for which it is purchasing) is able to bear the economic risk of investment in the Notes for an indefinite period.

     9A(2)     ERISA.  In connection with the acquisition of Notes to be
purchased by it hereunder and solely for purposes of determining whether such acquisition is a "prohibited transaction" (as provided for in section 406 of ERISA or section 4975 of the Code), one or more of the following statements is correct with respect to each source of funds being used by Purchaser to acquire the Notes:

          (a) no part of such funds constitutes the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA, or its related trust, or any "plan" as defined in Section 4975(e)(1) of the Code, or its related trust (each a "Plan");

          (b) it is an "insurance company" as defined in Section 2(13) of the Securities Act and it is acquiring such Notes for its own account with funds from its general account assets, or from assets of one or more segments of such general account, and, if any assets in such general account are, or are deemed to be, assets of any Plan, such acquisition is eligible for and satisfies the requirements of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and will be exempt from the restrictions of section 406(a) and 407(a) of ERISA and the taxes imposed by section 4975(a) and (b) of the Code;

          (c) it is acquiring such Notes with assets of a separate account that is maintained solely in connection with fixed contractual obligations of an insurance company under which the amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by the exception set forth in 29 C.F.R. Section 2510.3-101(h)(1)(iii));

          (d) such funds constitute assets of either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991); no Plan (together with any other Plan maintained by the same employer or employee organization) holds more than a 10% interest in such account or fund; and the Purchaser's acquisition of the Notes with such funds is eligible for and satisfies the requirements of PTE 90-1 or PTE 91-38 and will be exempt from the restrictions of section 406(a), 406(b)(2) and 407(a) of ERISA and the taxes imposed by section 4975(a) and (b) of the Code; (e) such funds constitute assets of a governmental plan as defined in Section 3(32) of ERISA;

          (f) (i) the source of such funds is one or more "employee benefit plans" or "plans" (as defined in section 3(3) of ERISA and section 4975 of the Code, respectively) (each a "Plan") or a separate account or trust fund including the assets of one or more Plans; and (ii) the Purchaser has identified each such Plan to the Corporation in writing; or (g) it is acquiring such Notes with assets of one or more single customer separate accounts and it has disclosed to the Corporation in writing the names of such employee benefit plans whose assets are invested in such separate accounts, and the purchase of such Notes with assets of such accounts will not result in a non-exempt "prohibited transaction"; provided that the foregoing representation is made in reliance upon the ERISA Schedule delivered to the Purchasers by the Corporation pursuant to paragraph 8O.

     9A(3) Location. The head registered office of such Purchaser is located outside of Canada, the employees of such Purchaser responsible for investment decisions relating to the purchase and holding of the Notes are located outside Canada, and the Notes will be held by such Purchaser outside Canada.

     9B.  Representations, Acknowledgements and Covenants of Each Purchaser.

     9B(1)     Credit Decision.  By its execution of this Agreement, each
Purchaser severally represents and acknowledges to each other Purchaser that it has, independently and without reliance upon any other Purchaser and based on the financial statements referred to in paragraph 8B, the Private Placement Memorandum, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also severally represents and acknowledges to each other Purchaser that it will, independently and without reliance upon any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Notes. The provisions of this paragraph are for the sole benefit of the Purchasers and are not intended to benefit or to confer any right upon the Corporation or any other Person.

     9B(2)     Acknowledgement.  Each Purchaser acknowledges that:

     (a) it has purchased the Notes for its own account, or for the account of one or more separate accounts, each of which is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act;

     (b)  it has received the Private Placement Memorandum; and

     (c)  the Notes shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT
          BEEN REGISTERED UNDER THE UNITED STATES
          SECURITIES ACT OF 1933, AS AMENDED (THE "U.S.
          SECURITIES ACT") AND MAY BE OFFERED, SOLD OR
          OTHERWISE TRANSFERRED ONLY (A) TO THE
          CORPORATION, (B) OUTSIDE THE UNITED STATES IN
          ACCORDANCE WITH RULE 904 OF REGULATION "S"
          UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN
          EXEMPTION FROM REGISTRATION UNDER THE U.S.
          SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER,
          OR (D) PURSUANT TO ANOTHER EXEMPTION FROM
          REGISTRATION UNDER THE U.S. SECURITIES ACT.

          THIS NOTE MAY NOT BE TRADED IN CANADA EXCEPT AS
          PERMITTED BY RELEVANT SECURITIES LEGISLATION.

          ANY TRANSFER OF THIS NOTE IS SUBJECT TO THE
          PROVISIONS OF THE NOTE AGREEMENT."

     9B(3) Transferee ERISA Representation. By its acquisition of a Note, each Transferee will be deemed to represent that for the purposes set forth in paragraph 9A(2), one or more of the statements in clauses (a) to (g) thereof is correct with respect to the source of funds being used by it to acquire the Notes.


                   PARAGRAPH 10.  DEFINITIONS.

10.       Definitions.

          For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     10A. Yield-Maintenance Terms.

     "Business Day" shall mean, when used in connection with the Yield-Maintenance Amount, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

     "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the Treasury
Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury bill with the maturity closest to and greater than the Remaining Average Life, and (2) the actively traded U.S. Treasury bill with the maturity closest to and less than the Remaining Average Life.

     "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. Other Terms.

     "Affiliate" shall mean:

          (a) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Corporation.
               A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise,

          (b) any Person who beneficially owns or holds 10% or more of any class of shares of the Corporation, or

          (c) any Person, 10% or more of any class of shares (or in the case of a Person that is not a corporation, 10% or more of the partnership or equity interest) of which is beneficially owned or held by the Corporation or a Subsidiary.

     "Applicable Environmental Laws" shall mean those Applicable Laws which pertain to the environment or the release of Hazardous Materials into the environment, and includes any condition or requirement contained in a permit, licence, approval, consent or other document issued pursuant to such laws.

     "Applicable Laws" shall mean, in relation to any Person, transaction or event:

          (a) all applicable provisions of laws, statutes, rules and regulations from time to time in effect of any Governmental/ Judicial Body, and

          (b) all judgments, orders, awards, decrees, official directives, writs and injunctions from time to time in effect of any Governmental/Judicial Body in an action, proceeding or matter in which the Person is a party or by which it or its property is bound or having application to the transaction or event.

     "Attributable Debt" shall mean, in respect of any Sale-Leaseback transaction where all of the proceeds thereof have not been reinvested as contemplated in paragraph 6E(b), the lesser of (a) the fair value of the assets subject to such transaction, and (b) the present value (discounted in accordance with GAAP at the interest rate implicit in the lease) of the obligations of the lessee for rental payments during the term of such lease.

     "Business Day" shall mean, when used other than in connection with the Yield-Maintenance Amount, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Calgary, Alberta are required or authorized to be closed.

     "Canadian Dollars" or "Cdn. $" means lawful money of Canada.

     "Capitalized Lease Obligation" shall mean, with respect to any Person, any rental obligation which, under GAAP, would be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Closing" or "Date of Closing" shall have the meaning specified in paragraph 2.

     "Code" shall have the meaning specified in paragraph 8N.

     "Confidential Information" shall mean any material non-public information regarding the Corporation that was clearly marked or labelled or otherwise adequately identified when received by the holders of Notes as being "confidential", that is provided to any holder of any Note, any Person who purchases a participation in a Note and any offeree of a Note or a participation therein pursuant to this Agreement other than information (a) which was publicly known or otherwise known to such holder, such Person or such offeree at the time of disclosure, (b) which subsequently becomes publicly known through no act or omission of such holder, such Person or such offeree or (c) which otherwise becomes known to such holder, such Person or such offeree, other than through disclosure by the Corporation or any Subsidiary.

     "Consolidated Funded Debt" shall mean, as at any date of determination, the total Funded Debt of the Corporation and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, after eliminating all intercompany transactions.

     "Consolidated Net Worth" shall mean, as at any date of determination, shareholders' equity (including capital stock and retained earnings) of the Corporation and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date of determination, after eliminating all amounts properly attributable to minority interests, if any, in the shares and surplus of Subsidiaries, and after eliminating all earnings which are derived from assets which are subject to a Lien that secures Non-Recourse Debt.

     "ERISA" shall have the meaning specified in paragraph 8N.

     "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

     "Funded Debt" shall mean all Indebtedness which is payable more than one year from the date of creation thereof, including Indebtedness which is payable within one year but which by its terms is renewable or extendible to a date beyond one year from the date of creation thereof, but excluding Non-Recourse Debt. For certainty, obligations and Indebtedness (contingent or not) under Guarantees of Funded Debt shall be considered to be Funded Debt.

     "GAAP" shall mean generally accepted accounting principles in Canada from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable on the date on which the applicable determination or calculation is made or required to be made, subject to paragraphs 10C and 10D.

     "Governmental/Judicial Body" shall mean:

          (a) any government, parliament or legislature or any regulatory or administrative authority, agency, commission, tribunal or board of any government and any other law, regulation or rule making entity having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing, and

          (b) any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances.

     "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, letter of credit, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation (including keep-well covenants), in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that the holders of such obligation will be protected against loss in respect thereof.

     "Hazardous Materials" shall mean any substance that:

          (a) when released to the natural environment is likely to cause, immediately or at some future time, material harm or degradation to the natural environment or any risk to human health and without restricting the generality of the foregoing, includes any pollutant, contaminant, waste or hazardous waste, or any "dangerous goods", "hazardous chemical", "hazardous substance" or "hazardous waste" as may be defined by Applicable Environmental Law for the protection of the natural environment or human health, or (b) exhibits characteristics of flammability, corrosivity, reactivity or toxicity.

     "Indebtedness" shall mean, with respect to any Person, without duplication:

          (a) all liabilities for borrowed money of such Person (including, for certainty, reimbursement obligations in respect of letters of credit, bankers' acceptances and note purchase facilities, liabilities of such Person evidenced by a bond, note, debenture or similar instrument, and liabilities of such Person in relation to purchase money obligations, deferred purchase price payments, conditional sales or title retention agreements),

          (b) all Capitalized Lease Obligations of such Person, and all obligations of such Person under Sale-Leasebacks,

          (c) all liabilities of such Person under Production Payment Transactions,

          (d) all liabilities secured by a Lien on any property or asset owned or held by such Person, whether or not the liabilities secured thereby shall have been assumed, and

          (e) all Guarantees of such Person with respect to liabilities of a type described in the preceding clauses (a) to (d), provided that contingent liabilities thereunder shall be included only to the extent of the lesser of (i) the amount of Indebtedness guaranteed or (ii) the amount to which the maximum exposure of the Person shall have been expressly limited.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, statutory deemed trust, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any Capitalized Lease Obligation) which secures payment or performance of an obligation, including any right of set-off created for the purpose of securing, directly or indirectly, the repayment of Indebtedness.

     "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, operations or property of the Corporation and its Restricted Subsidiaries taken as a whole, or a material adverse effect on the rights of the holders hereunder or under the Notes or on the ability of the Corporation to perform any of its obligations hereunder or under any Note.

     "Non-Recourse Debt" means Indebtedness incurred by the Corporation or any Restricted Subsidiary to finance the acquisition or construction of property or assets if the terms and conditions of such Indebtedness provide that:

          (a) in enforcing their rights in respect of such Indebtedness the creditors shall have recourse only to, and the obligations of the Corporation or the Restricted Subsidiary shall be performed, satisfied and paid only out of, the acquired or constructed (as the case may be) property or assets or the revenue therefrom which shall have been mortgaged, pledged or otherwise encumbered as security for the payment of such Indebtedness, and

          (b) no resort or recourse for such purpose shall be had by such creditors to any other property or assets or revenues of the Corporation or the Restricted Subsidiary and in particular no resort or recourse shall be had, judgment issued or execution or other process levied by such creditors against any of the property or assets of the Corporation or the Restricted Subsidiary as the case may be, other than the acquired or constructed (as the case may be) property or assets or the revenue therefrom which shall have been mortgaged, pledged or otherwise encumbered as security for the payment of such Indebtedness, provided that if under Applicable Law any creditor in respect of such Indebtedness could ever become entitled to recourse against the Corporation or the Restricted Subsidiary pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar laws of any jurisdiction, or in the event of a breached representation or warranty or fraud, or for any other reason, then such instrument shall contain a further provision to the effect that such creditor's recourse in respect of such Indebtedness shall be and remain in all respects subordinate and junior to all of the Notes and that such creditor shall not be entitled to receive any payment, under any condition, in respect of such Indebtedness, other than the proceeds of such specific property or assets, until the Notes shall have been indefeasibly paid in full.

     "Notes" shall have the meaning specified in paragraph 1.

     "Officer's Certificate" shall mean a certificate signed in the name of the Corporation by any two of its President, a Vice President or its Treasurer.

     "Permitted Encumbrances" shall mean, as at any particular time, any of the following Liens on or in respect of the property or assets of the Corporation or any Restricted Subsidiary:

          (a) Liens of any judgments rendered, or claims filed, against the Corporation or any Restricted Subsidiary which the Corporation or Restricted Subsidiary shall be contesting in good faith if and for so long as (i) a stay of enforcement of such judgment or claim (if enforceable by seizure, sale or other remedy against any property), as the case may be, shall, by reason of a pending appeal or otherwise, be in effect and (ii) in respect of all such Liens which are in excess of $10,000,000 in the aggregate, an amount in cash sufficient to pay such judgments or claims shall have been deposited with a court of competent jurisdiction,

          (b) Liens incurred or created in the ordinary course of business of the Corporation or any Restricted Subsidiary and in accordance with sound industry practice and incidental to construction or operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent,

          (c) Liens incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of any of the property and assets of the Corporation or any Restricted Subsidiary as security in favour of any other Person who is conducting the exploration, development or operation of the property to which such rights relate for the Corporation's or Subsidiary's portion of the costs and expenses of such development or operation which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent,

          (d) Liens securing assessments under workers' compensation laws, unemployment insurance or similar social security legislation which relate to obligations not due or delinquent, and

          (e) Liens on any specific property in favour of a government within or outside Canada or any political subdivision, department, agency or instrumentality thereof to secure the performance by the Corporation or any Restricted Subsidiary of any covenant or obligation to or in favour of or entered into at the request of any such authorities in the ordinary course of the Corporation's or Restricted Subsidiary's business where such security is required pursuant to any statute, order or regulation, and which relate to obligations not due or delinquent.

     "Permitted Title Defects" shall mean, as at any particular time, any of the following rights, limitations, reservations, provisos, conditions, exceptions, qualifications, agreements, obligations and interests on or in respect of the undertaking, property or assets, or any part of the undertaking, property or assets, of the Corporation or any Restricted
Subsidiary:

          (a) easements, rights-of-way, servitudes, and similar rights in land (including rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other Persons, which, individually or in the aggregate, do not materially detract from the use or value of the property subject thereto,

          (b) the reservations, limitations, provisos and conditions in any original grants from the Crown of any land or interests therein and statutory exceptions, qualifications and reservations in respect of title,

          (c) the rights reserved or vested in any governmental or other authority or Person by the terms of any leases, or by any statutory provisions to terminate any such leases, or to require annual or other periodic payments as a condition of the continuance thereof,

          (d) royalties, overriding royalties, net profits and other interests and obligations arising in the ordinary course of business and in accordance with sound industry practice under leases in which the Corporation or Restricted Subsidiaries have an interest,

          (e) any agreement, or any interest or right created in favour of any Person thereunder, relating to pooling or unitization affecting the property and arising in the ordinary course of business and in accordance with sound industry practice,

          (f) any rights of first refusal, pre-emption or first purchase or requirements of consent to sale or disposition, created in the ordinary course of business, none of which have become exercisable heretofore or as a result of the execution and delivery of this Agreement or will, merely on the passage of time, become exercisable, and

          (g) the potential existence of defects in title which are not general in application and which in the aggregate do not materially detract from the value of the petroleum and natural gas lands and rights of the Corporation or any Restricted Subsidiary or any significant part thereof or materially impair the use of any thereof in the operation of their respective businesses, or the cash flow therefrom.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

     "Priority Debt" shall mean the aggregate, without duplication, of (a) Indebtedness of the Corporation or Restricted Subsidiaries that is secured by any Lien other than Liens expressly permitted by clauses (i) to and including
(viii) of paragraph 6B, plus (b) Indebtedness of the Corporation or Restricted Subsidiaries associated with Production Payment Transactions, plus (c) Funded Debt of Restricted Subsidiaries, plus (d) Attributable Debt in respect of Sale-Leaseback transactions entered into after the date of this Agreement.

     "Private Placement Memorandum" means the Private Placement Memorandum dated June 1995 furnished to the Purchasers through Nesbitt Burns Securities Inc. and Toronto Dominion Securities (USA) Inc.

     "Production Payment Transactions" shall mean:

          (a) the sale (including any forward sale) or other transfer of petroleum or natural gas substances, chemicals, minerals or other products of the Corporation or a Restricted Subsidiary, whether in place or when produced, for a period of time until, or an amount such that, the purchaser will realize a specified amount of money (however determined, including by reference to interest rates or other factors which may not be fixed) or a specified amount of such products, or

          (b) any other transaction involving an interest in property of the character commonly referred to as a "production payment",

but excluding, for certainty, any sale or forward sale entered into for the sole purpose of risk management/hedging in respect of production prices in the ordinary course of the Corporation's business.

     "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer, any vice president, or treasurer of the Corporation.

     "Required Holders" shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding, exclusive of Notes held by Affiliates.

     "Reserve Report" shall mean a consolidated engineering evaluation of and report on all proven producing and proven non-producing petroleum and natural gas rights now or hereafter owned by the Corporation and its Restricted Subsidiaries in form, detail and content satisfactory to the Required Holders and setting out estimates of reserves and cash flows attributable thereto, prepared by an independent engineer or firm of engineers [or qualified in-house engineer], provided that either (a) an evaluation and report that is acceptable to the Corporation's principal bankers or (b) an evaluation and report that accords with regulations or guidelines established by provincial securities regulatory authorities, shall be deemed to be satisfactory to the Required Holders.

     "Restricted Subsidiary" shall mean each Subsidiary identified as a Restricted Subsidiary in Schedule D, and any Subsidiary which has substantially all of its assets located and a majority of its business conducted within the member countries (from time to time) of the Organization for Economic Co-operation and Development, and which is hereafter designated as a Restricted Subsidiary by the Chief Executive Officer, the President and Chief Operating Officer, or the Vice President, Finance, of the Corporation (such designation to be effective upon receipt by all holders of Notes of a notice of such designation in the form of Schedule E duly completed and signed by the Corporation), provided that no Subsidiary may be designated as a Restricted Subsidiary if after giving effect thereto a Default or Event of Default would exist, or if the Corporation could not incur at least $1.00 of Indebtedness secured by Liens in compliance with paragraph 6B(ix) and at least $1.00 of additional Indebtedness in compliance with paragraphs 6C and 6D or if any shares in its capital stock are owned by a Subsidiary that is not itself a Restricted Subsidiary.

The Chief Executive Officer, the President and Chief Operating Officer, or the Vice President, Finance, of the Corporation may remove the designation of any Restricted Subsidiary (the Subsidiary to cease being a Restricted Subsidiary upon receipt by all holders of Notes of a notice to that effect signed by the Corporation), if the following conditions are met: (a) the Corporation shall be able to incur at least $1.00 of Indebtedness secured by Liens in compliance with paragraph 6B(ix), and at least $1.00 of additional Indebtedness in compliance with paragraphs 6C and 6D, immediately after such removal, (b) no Default or Event of Default has occurred and is continuing or would exist immediately after such removal, and (c) the Subsidiary being removed does not directly or indirectly own any Funded Debt of, or shares in the capital stock of, any Restricted Subsidiary.

If a Subsidiary previously removed as a Restricted Subsidiary is again designated hereunder, then any deemed creation of Liens or incurrence of Indebtedness under paragraph 6B, 6C or 6D shall be deemed to have been created or incurred on the date of such designation.

     "Sale-Leaseback" means an arrangement under which title to any property or an interest therein, is transferred by or on the direction of a person ("X") to another person which leases or otherwise grants the right to use such property, asset or interest to X or nominee of X, whether or not in connection therewith X also acquires a right or is subject to an obligation to acquire the property, asset or interest, and regardless of the accounting treatment of such arrangement.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended.

     "Subsidiary" shall mean any corporation organized under the laws of Canada, or any province of Canada, or any state of the United States of America, over 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Corporation either directly or through Subsidiaries, provided that in the case of a "wholly-owned Subsidiary", 100% of the issued and outstanding shares in the capital of such Subsidiary shall, at the time as of which any determination is being made, be owned by the Corporation either directly or through wholly-owned Subsidiaries.

     "Total Capitalization" shall mean Consolidated Net Worth plus Consolidated Funded Debt.

     "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "U.S. Dollars" or "U.S. $" means lawful currency of the United States of America.

     10C. Accounting Principles, Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Corporation and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (a) of paragraph 8B.

     10D. Changes in GAAP. If, due to a change in GAAP after the date hereof, the Corporation or the Required Holders determine that an amount required to be calculated for purposes of a financial covenant in paragraphs 6A, 6B(ix), 6C, 6D and 6E would be materially different if such amount were calculated in accordance with GAAP in effect on the date hereof, and the parties hereto cannot agree on equitable adjustments (if any) that may be required to deal therewith, then either the Corporation or the Required Holders may give written notice to the other party that it desires to revert, for such purposes, to GAAP on the date hereof. Effective as of the first day of the fiscal quarter in which such change in GAAP became effective, the term "GAAP" shall thereafter be deemed to mean GAAP in effect on the date hereof, together with changes in GAAP that are not objected to for these purposes after the date hereof, for the purposes of such financial covenants. Within 30 days of such notice being given, the Corporation shall deliver to each holder of Notes:

          (a) revised financial statements prepared utilizing GAAP in effect on the date hereof, together with changes in GAAP that are not objected to for these purposes after the date hereof, and

          (b) a revised Officer's Certificate pursuant to paragraph 5A utilizing, for the purposes of such financial covenants, such revised financial statements.

No notice shall be delivered under this paragraph except within one year of the date that the objectionable change in GAAP was made.


                  PARAGRAPH 11.  MISCELLANEOUS.

     11A. Note Payments. So long as any Purchaser shall hold any Note, the Corporation will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note in compliance with the terms of the Note and this Agreement, such payments to be made by wire transfer of immediately available funds for credit (not later than 10:00 a.m., New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Corporation agrees to afford the benefits of this paragraph 11A to any transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

     11B. Expenses. The Corporation agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any holder of a Note harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of special counsel (and, if reasonably required, local or other counsel) engaged by the Purchasers or such holders of a Note in connection with this Agreement, the transactions contemplated hereby (including the reasonable fees and expenses of Macleod Dixon) and any subsequent proposed modification of, or proposed consent or waiver under, this Agreement, whether or not such proposed modification shall be effected or proposed consent or waiver granted, (ii) the fees for obtaining a private placement number for the Notes from Standard & Poors CUSIP Service Bureau, and (iii) the costs and expenses, including attorneys' fees and solicitors' fees (on a solicitor and his own client basis), incurred by such Purchaser or such holder of a Note in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand of any Governmental/Judicial Body issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or such holder's having acquired any Note, including costs and expenses incurred in any bankruptcy case. The obligations of the Corporation under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any holder of a Note and the payment of any Note provided that the Corporation shall not be liable for legal fees of a Purchaser or Transferee in connection with the transfer of a Note or any portion thereof.

     11C. Consent to Amendments. This Agreement may be amended, and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Corporation shall obtain the written consent to such amendment, action or omission to act, of the holders of not less than 66 2/3% of the aggregate principal outstanding on the Notes (exclusive of Notes held by Affiliates) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or reduce the rate on the Notes, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. The Corporation shall provide to each holder of a Note sufficient information in respect of the amendment or consent requested to allow it to make a fully informed decision thereon, and shall also, if requested by the Required Holders, certify that no Default or Event of Default has occurred or is then continuing or would occur if such amendment is made or consent granted. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Corporation and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes.

          (a) The Notes are issuable as registered notes without coupons in amounts of at least U.S. $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by U.S. $1,000,000. Except as repaid or prepaid in accordance herewith, no holder of a Note shall hold less than an aggregate principal amount of U.S. $1,000,000 of Notes.

          (b) The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Corporation, the Corporation shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Corporation. Whenever any Notes are so surrendered for exchange, the Corporation shall, at its ex-pense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.

          (c) Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Corporation will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Corporation may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Corporation shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least U.S. $250,000.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Corporation in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Corporation and supersede all prior agreements and understandings relating to the subject matter hereof.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any Transferee) whether so expressed or not.

     11H. Disclosure to Other Persons; Confidentiality. Except as provided in this paragraph 11H, each holder and each Person who purchases a participation in a Note or any part thereof agrees that, prior to the occurrence of a Default, it will, in accordance with its usual practices, hold in confidence and not disclose the Confidential Information. The Corporation acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Corporation or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants (to the extent such disclosure relates to the administration of the investment represented by the Notes), (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, and any Person to which such holder sells or offers to sell a participation in all or any part of such Note (if such Person has agreed in writing prior to its receipt of s uch Confidential Information to be bound by this paragraph), (iv) any Person from which such holder offers to purchase any security of the Corporation (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this paragraph), (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners (including the Securities Valuation Office) or any similar organization, (vii) rating agencies that require access to information about the Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand of a Governmental/Judicial Body or (c) in connection with any litigation to which such holder is a party.

     11I. Notices. All notices or other communications provided for hereunder (except for the facsimile notice required by paragraph 4C) shall be in writing and sent by nationwide overnight delivery service (with charges prepaid) and
(i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Corporation in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Corporation in writing or, if any such other holder shall not have so specified an address to the Corporation, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Corporation, and (iii) if to the Corporation, addressed to it at Suite 3000, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2 Attention: Vice President, Finance, or at such other address as the Corporation shall have specified to the holder of each Note in writing; provided that any such communication to the Corporation may also, at the option of the holder of any Note, be delivered by any other means either to the Corporation at its address specified above or to any officer of the Corporation.

     11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day, provided that this shall not result in duplication of interest payable.

     11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holders, the determination of such satisfaction shall be made by such Purchaser or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11L. Governing Law and Submission to Jurisdiction.

          (a)  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
               ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE PROVINCE OF ALBERTA
               AND THE LAW OF CANADA APPLICABLE THEREIN.

          (b) The Corporation agrees that the courts of Alberta shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with the aforesaid documents and it irrevocably submits to the non-exclusive jurisdiction of such courts, without prejudice to the rights of any holder to take proceedings in any other jurisdictions, whether concurrently or not.

          (c) The Corporation agrees that final judgment in any such suit, action or proceeding brought in such courts shall be conclusive and binding upon it and may be enforced against it in the courts of Canada (or any other courts to the jurisdiction of which it or its property is subject) by a suit upon such judgment, provided that it does not waive any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment.

     11M. Amendments. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     11N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11O. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11P. Payment Free from Equities. The Notes shall be paid by the Corporation, and may be assigned by each holder, absolutely free and clear of all equities, rights of set-off, claims, defenses, counterclaims, rights or other matters whatsoever (collectively, "Claims"), whether existing between a holder and the Corporation and/or any third parties or intermediate holders, and whether now existing or hereafter arising (before or after notice of any assignment to the Corporation) which could impair or adversely affect in any way the entitlement of any present or future holder to enforce the Notes strictly in accordance with the terms and provisions hereof and of the Note, and the Corporation hereby agrees not to assert, as against any assignee or any present or future holder, any Claims arising out of this Agreement or any Note (other than the defense that obligations hereunder have been performed or observed by the Corporation). For greater certainty, but without limiting the generality of the foregoing, the foregoing shall apply:

          (a) notwithstanding that such Claim arises due to any act or omission of any holder or any intermediate holder or any other party;

          (b) regardless of how closely or inseparably connected such Claim is to the obligations or whether it flows out of dealings or transactions related thereto; and

          (c) notwithstanding actual or constructive notice to any assignee or any present or future holder, or to any intermediate holder of a Note or any other third party of such Claim, regardless of when received or deemed to be received.

The foregoing shall be without prejudice to the right of the Corporation to subsequently assert any Claim as against the assignor.

     11Q. Note Repayment Net of Withholding Imposts. (a) All payments by the Corporation under this Agreement or any Note, whether in respect of principal, Yield-Maintenance Amount (if any), interest, interest on overdue interest, fees or any other payment obligations, shall be made in full without any deduction or withholding (whether in respect of or on account of taxes, charges or otherwise whatsoever) unless the Corporation is prohibited by Applicable Law from doing so, in which event the Corporation shall:

          (i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

          (ii) forthwith pay to the holder of each Note such additional amount so that the net amount received by the holder will equal the full amount which would have been received by it had no such deduction or withholding been made;

         (iii) pay to the relevant taxation or other authorities within the period for payment permitted by Applicable Law the full minimum amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant to this paragraph); and

          (iv) furnish to the holder of each Note promptly, as soon as available, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

          (b) If as a result of any payment by the Corporation under this Agreement or any Note, whether in respect of principal, Yield-Maintenance Amount (if any), interest, interest on overdue interest, fees or other payment obligations, any holder is required to pay tax under Part XIII of the Income Tax Act (Canada) or any successor provisions (for instance, in accordance with Section 803 of the Regulations to the Income Tax Act), then the Corporation will, upon demand by the holder of any Note, and whether or not such taxes are correctly or legally asserted, indemnify the holder of each Note for the payment of any such taxes, together with any interest, penalties and expenses in connection therewith. All such amounts shall be payable by the Corporation on demand and shall bear interest at 7.76% per annum calculated from the date incurred by the holder to the date paid by the Corporation.

          (c) If, as a result of a change in Applicable Laws after the date hereof, the Corporation is required to make payments to all holders of Notes under paragraph (a)(ii) above or make any indemnity payment to all holders of Notes under paragraph (b) above, then, unless all holders of Notes waive future obligations under this paragraph 11Q (without prejudice to accrued obligations), the Corporation shall be entitled to prepay the Notes in whole at 100% of the principal thereof plus interest thereon to the prepayment date, plus all accrued but unpaid obligations under this paragraph 11Q to and including the date of prepayment, subject to the notice requirements in paragraph 4C hereof, provided that the Corporation's right to repay under this paragraph shall terminate if the Corporation has not given notice of optional prepayment under paragraph 4C(a) within 30 days after the Corporation is first called upon by any holder to honour its payment or indemnity obligations in paragraph (a)(ii) or (b) above, respectively.

     11R. Interest.

          (a) In respect of any overdue amounts hereunder or under the Notes where no provision is made herein or therein for payment of interest thereon, the Corporation shall pay interest on such overdue amounts on demand, calculated from the date such unpaid amount is due until such unpaid amount is paid in full at 7.76% per annum.

          (b) In no event shall any interest or fee to be paid hereunder or under a Note exceed the maximum rate permitted by Applicable Law. In the event any such interest rate or fee exceeds such maximum rate, such rate shall be adjusted downward to the highest rate (expressed as a percentage per annum) or fee that the parties could validly have agreed to by contract on the date hereof under Applicable Law. It is further agreed that any excess actually received by a holder shall be credited against the principal of the Notes (or, if the principal shall have been or would thereby be paid in full, the remaining amount shall be credited to the Corporation).

          (c) All interest (including interest on overdue interest) payable by the Corporation hereunder and under the Notes shall accrue from day to day, computed as provided herein, and shall be payable after as well as before maturity, demand, default and judgment.

     11S. Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, all of which together shall constitute one instrument.

     11T. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3F, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Corporation of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

     11U. Judgment Currency.

          (a) If for the purposes of obtaining judgment in any court it becomes necessary to convert any amount due hereunder or under a Note in one currency into another currency, then the conversion shall be made at the Rate of Exchange prevailing on the last Business Day before the day on which the judgment is given.
               "Rate of Exchange" means the rate at which the holder is able on the relevant date to purchase the currency being converted for such other currency.

          (b) In the event that there is a change in the Rate of Exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment, the Corporation will pay such additional amount (if any) or, as the case may be, the holder will refund such amount (if any) as may be necessary to ensure that the amount paid on such date is the amount in such other currency which, when converted at the Rate of Exchange prevailing on the date of payment, is the amount then due under this Agreement or any Note in the currency which was converted.

          (c) Any amount due from the Corporation or any holder pursuant to this Section will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Agreement or any Note.

          (d) The Corporation shall indemnify each holder against payment by the holder of any premiums and costs of exchange incurred in connection with the purchase of, or conversion into, the relevant currency.

     11V. Currency; Time; "Including"; Interest Equivalency; Currency
Conversion.

          (a) Unless otherwise stated, references in this Agreement to dollar amounts or $ shall be deemed to be references to Canadian Dollars.

          (b) Unless otherwise stated, references to time shall mean local time in Calgary, Alberta.

          (c) The word "including" shall not be construed to limit or restrict the generality of the matter that precedes it.

          (d) Interest on the Notes shall be computed on the basis of a 360-day year of 12 30-day months. Solely for purposes of the Interest Act (Canada), the yearly rate of interest to which interest calculated for a period of less than one year on the basis of a year of 360 days consisting of 12 30-day periods is equivalent is such rate of interest multiplied by a fraction of which (i) the numerator is the product of (A) the actual number of days in the year commencing on the first day of such period, multiplied by (B) the sum of (y) the product of 30 multiplied by the number of complete months elapsed in such period and (z) the actual number of days elapsed in any incomplete month in such period; and (ii) the denominator is the product of (a) 360 multiplied by
               (b) the actual number of days in such period.

          (e) The theory of "deemed reinvestment" shall not apply to the computation of interest and no allowance, reduction or deduction shall be made for the deemed reinvestment of interest in respect of any payments. Calculation of interest shall be made using the nominal rate method, and not the effective rate method, of calculation.

          (f) A reference in this Agreement to the equivalent of one currency in another currency shall mean the equivalent determined using the noon spot rate of exchange for conversion announced by the Bank of Canada on the day for conversion.

          (g) For certainty, the words "property" and "assets" are used interchangeably herein, and include both real and personal property.

          (h) To the extent permitted by law, Section 6 of the Judgment Interest Act (Alberta) is hereby waived and shall not apply to this Agreement or the Notes.

     11W. Further Assurances.

          (a) Each party shall promptly cure any defect by it in the execution and delivery of this Agreement or the Notes.

          (b) The Corporation, at its expense, shall promptly execute and deliver to any holder of a Note, upon request by such holder in writing, all such other and further documents, agreements, opinions, certificates and instruments in order to give effect to the covenants and agreements of the Corporation in this Agreement or the Notes, and shall make any recording, file any notice or obtain any consent in connection therewith, all as may be reasonably necessary or appropriate in connection therewith.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Corporation, whereupon this letter shall become a binding agreement among the Corporation and the Purchasers.

                              Very truly yours,

                              MORRISON PETROLEUMS LTD.


                              By:     ________________________________________
                                 Chairman and
                                 Chief Executive Officer


                              By:     _________________________________________
                                 Treasurer


The foregoing Agreement is hereby
accepted as of the date first
above written.


CONNECTICUT GENERAL LIFE           PRINCIPAL MUTUAL LIFE INSURANCE
INSURANCE COMPANY                  COMPANY
By:  CIGNA Investments, Inc.


By:                                   By:
   Title:                             Title:

                                   By:
                                      Title:


CONNECTICUT GENERAL LIFE           CONNECTICUT MUTUAL LIFE
COMPANY, on behalf of              INSURANCE COMPANY
one or more separate accounts
By: CIGNA Investments, Inc.        By:
                                      Title:

By:                                   By:
   Title:                             Title:

C M LIFE INSURANCE COMPANY         CIGNA PROPERTY AND CASUALTY
                                   INSURANCE COMPANY
                                   By: CIGNA Investments, Inc.

By:                                   By:
   Title:                             Title:


By:                                   By:
   Title:                             Title:



SECURITY LIFE OF DENVER            LIFE INSURANCE COMPANY OF
INSURANCE COMPANY                  NORTH AMERICA
                                   By: CIGNA Investments, Inc.

By:                                   By:
   Title:                             Title:


By:
   Title: